Exhibit 99.1

January 13, 2009

VIA FACSIMILE AND FEDERAL EXPRESS

Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606
Attn:  Scott Goodreau, Corporate Secretary

Re:	Notice of Intention to Nominate Individuals for Election as Directors at the 2009 Annual Meeting of Stockholders of Specialty Underwriters’ Alliance, Inc.

Dear Mr. Goodreau:

This letter shall serve to satisfy the advance notice requirements of Article I, Section 1.12(a) of the Amended and Restated Bylaws (the “Bylaws”) of Specialty Underwriters’ Alliance, Inc. (“SUAI”) as to the nomination by Hallmark Financial Services, Inc., a Nevada corporation (“Hallmark”), of  three (3) nominees for election to the Board of Directors of SUAI (the “SUAI Board”) at the 2009 annual meeting of stockholders of SUAI, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

This letter and all Exhibits attached hereto are collectively referred to as the “Notice.” Hallmark is the beneficial owner of 1,429,615 shares of common stock, $.01 par value per share (the “Common Stock”), of SUAI, 1,000 shares of which are held of record by Hallmark, consisting of (i) 21,000 shares of Common Stock owned directly by Hallmark, (ii) 1,308,615 shares of Common Stock owned directly by American Hallmark Insurance Company of Texas, a Texas corporation (“AHIC”), and (iii) 100,000 shares of Common Stock owned directly by Hallmark Specialty Insurance Company, an Oklahoma corporation (“HSIC” and together with Hallmark and AHIC, the “Hallmark Parties”).  As their parent company, Hallmark may be deemed to beneficially own the shares of Common Stock owned by AHIC and HSIC.  The current address and daytime telephone number of each of the Hallmark Parties is 777 Main Street, Suite 1000, Fort Worth, TX 76102, Telephone: (817) 348-1600.  Hallmark is a diversified property/casualty insurance company that operates out of three insurance company subsidiaries, including AHIC and HSIC.

Nomination of Directors

Through this Notice, Hallmark hereby nominates and notifies you of its intent to nominate C. Gregory Peters, Mark E. Pape and Robert M. Fishman as nominees (the “Nominees”) to be elected to the SUAI Board at the Annual Meeting.

C. Gregory Peters (Age 42) has been the President and Chief Executive Officer of Remote Knowledge, Inc., a provider of satellite-based high speed broadband equipment and services to the maritime industry, since July 2008.  From June 2007 through July 2008, Mr. Peters served as the President of Muragai, LLC, a private investment company specializing in acquisitions in the insurance industry.  From November 1999 through June 2007, Mr. Peters was Senior Vice President, Equity Research at Raymond James and Associates, where Mr. Peters launched the firm’s sell-side research practice for the insurance industry and was the lead analyst for property and casualty companies.  Prior to Raymond James, Mr. Peters covered the insurance industry as a research analyst for ABN Amro and Kemper Securities. The principal business address and daytime telephone number of Mr. Peters is 3657 Briarpark Drive, Houston, TX 77042, Telephone: (281) 599-4800.  Mr. Peters, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to be a beneficial owner of the 1,429,615 shares of Common Stock beneficially owned by the Hallmark Parties.  Mr. Peters disclaims beneficial ownership of such shares of Common Stock.  For information regarding purchases and sales during the past two years by the Hallmark Parties of securities of SUAI that may be deemed to be beneficially owned by Mr. Peters, see Exhibit A.

Mark E. Pape (Age 58) has served as a partner at Tatum LLC, an executive services firm, since August 2008.  From November 2005 through December 2007, Mr. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a property and casualty insurance company specializing in non-standard automobile insurance.  Mr. Pape also served on Affirmative’s board of directors and its audit committee from July 2004 through November 2005.  Mr. Pape served as Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, from September 2005 through November 2005.  He served as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the apartment industry, from April 2002 through May 2005.  He served as Senior Vice President and Chief Financial Officer of LoanCity.com, a start up e-commerce mortgage bank, from May 1999 through June 2001.  Prior to that time, among other positions, Mr. Pape has served as Vice President, Strategic Planning for Torchmark Corporation, a life and health insurance holding company, Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a life insurance holding company, and as an investment banker.  The principal business address and daytime telephone number of Mr. Pape is 12050 Meadow Lake, Copper Canyon, TX 76226, Telephone: (214) 437-9225.  Mr. Pape, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to be a beneficial owner of the 1,429,615 shares of Common Stock beneficially owned by the Hallmark Parties.  Mr. Pape disclaims beneficial ownership of such shares of Common Stock.  For information regarding purchases and sales during the past two years by the Hallmark Parties of securities of SUAI that may be deemed to be beneficially owned by Mr. Pape, see Exhibit A.

Robert M. Fishman (Age 59) served as Managing Director of Southwest Insurance Partners, Inc., an insurance holding company established to make acquisitions in the insurance industry, from January 2008 through January 2009.  From November 2006 through May 2007, Mr. Fishman served as the Chief Executive Officer and President of United America Indemnity Ltd., a provider of specialty property and casualty insurance and reinsurance.  From October 2005 through December 2006, Mr. Fishman served as the Chief Executive Officer and President of ARAG NA, the U.S. subsidiary of the ARAG Group, a leading provider of legal insurance.  From July 2004 through September 2004, Mr. Fishman was the President of the insurance operations for Quanta Holdings Co., a provider of specialty insurance and reinsurance. From January 1994 through June 2004, Mr. Fishman was employed by Zurich Financial Services, where he served as Executive Vice President and Chief Underwriting Officer starting January 2001.  Prior to that time, Mr. Fishman also served as Chief Executive Officer of Zurich’s Diversified Products Division (1999 through 2001) and Executive Vice President of the Zurich Specialty Division (1994 through 1999).   Prior to that time, among other positions, Mr. Fishman held positions at Lexington Insurance Company and Progressive Corporation.   The principal business address and daytime telephone number of Mr. Fishman is 2316 Clover Lane, Northfield,  IL, Telephone: (847) 848-3211.  Mr. Fishman, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to be a beneficial owner of the 1,429,615 shares of Common Stock beneficially owned by the Hallmark Parties.  Mr. Fishman disclaims beneficial ownership of such shares of Common Stock.  For information regarding purchases and sales during the past two years by the Hallmark Parties of securities of SUAI that may be deemed to be beneficially owned by Mr. Fishman, see Exhibit A.

Hallmark believes that the terms of seven (7) directors currently serving on the SUAI Board expire at the Annual Meeting.  To the extent there are in excess of seven (7) vacancies on the SUAI Board to be filled by election at the Annual Meeting or SUAI increases the size of the SUAI Board above its existing size, Hallmark reserves the right to nominate additional nominees to be elected to the Hallmark Board at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Hallmark that any attempt to increase the size of the current SUAI Board constitutes an unlawful manipulation of SUAI’s corporate machinery.  If this Notice shall be deemed for any reason by a court of competent jurisdiction or otherwise to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by SUAI.

A representative of Hallmark intends to appear in person or by proxy at the Annual Meeting to nominate the persons specified in this Notice for election to the SUAI Board.

Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Hallmark in connection with its solicitation and to serve as a director of SUAI, if so elected.  Such consents are attached hereto as Exhibit B.

By way of this Notice, Hallmark also hereby requests the form of questionnaire referenced in Article I, Section 1.12(a)(iii)(D) of the Bylaws with respect to each Nominee set forth above.  Hallmark believes this Notice is in proper form and does not believe there is any requirement under applicable law for the completion of such a questionnaire in order for a stockholder of a Delaware corporation to validly submit nominations for directors.  Hallmark nevertheless intends to review and return to SUAI a reasonable questionnaire following receipt thereof.  Hallmark reserves all rights to challenge the validity of any such requirement in the event SUAI should assert that this Notice is invalid by virtue of the absence of any such completed questionnaire with this Notice or any claim by SUAI that any questionnaire that is returned at a later date by Hallmark is deficient.

Additional Information on Hallmark and the Nominees

On January 12, 2009, the Hallmark Parties and the Nominees (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of SUAI, (ii) the parties agreed to solicit proxies to elect the Nominees or any other person designated by the Group as directors of SUAI and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”), and (iii) Hallmark agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Pursuant to letter agreements dated January 12, 2009, Hallmark agreed to indemnify each of Messrs. Peters, Pape and Fishman against any and all claims of any nature arising from the Solicitation and any related transactions.

Except as set forth in this Notice (including the Exhibits attached hereto), (i) during the past 10 years, none of the Hallmark Parties or the Nominees have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Hallmark Parties or the Nominees directly or indirectly beneficially own any securities of SUAI; (iii) none of the Hallmark Parties or the Nominees own any securities of SUAI which are owned of record but not beneficially; (iv) none of the Hallmark Parties or the Nominees have purchased or sold any securities of SUAI during the past two years; (v) no part of the purchase price or market value of the securities of SUAI owned by the Hallmark Parties or the Nominees is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Hallmark Parties or the Nominees are, or within the past year were, parties to any contract, arrangements or understandings with any person with respect to any securities of SUAI, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any of the Hallmark Parties or the Nominees owns beneficially, directly or indirectly, any securities of SUAI; (viii) none of the Hallmark Parties or the Nominees own beneficially, directly or indirectly, any securities of any parent or subsidiary of SUAI; (ix) none of the Hallmark Parties or the Nominees or any of their associates was a party to any transaction, or series of similar transactions, since the beginning of SUAI’s last fiscal year, or are parties to any currently proposed transaction, or series of similar transactions, to which SUAI or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Hallmark Parties or the Nominees or any of their associates have any arrangement or understanding with any person with respect to any future employment by SUAI or its affiliates, or with respect to any future transactions to which SUAI or any of its affiliates will or may be a party; and (xi) no person, including any of the Hallmark Parties or the Nominees, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any of the Hallmark Parties or the Nominees or any of their associates are a party adverse to SUAI or any of its subsidiaries or have a material interest adverse to SUAI or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Securities Exchange Act of 1934, as amended, occurred during the past five years.

Other than as stated above, (i) there are no arrangements or understandings between the Hallmark Parties and each Nominee or any other person or persons pursuant to which the nomination described herein is to be made and (ii) there is no additional information applicable to the Hallmark Parties or the Nominees that is required to be disclosed herein under Article I, Section 1.12(a)(iii)(A)-(B) of the Bylaws.

Reference is made to the Schedule 13D, as amended, relating to the securities of SUAI, filed and to be filed with the Securities and Exchange Commission by the Hallmark Parties and the other members of the Group, as the case may be, for additional information regarding the members of the Group.

Please address any correspondence to Hallmark Financial Services, Inc., Attention: Mark E. Schwarz, Executive Chairman, telephone (214) 661-7474, facsimile (214) 661-7475 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222).  The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the SUAI Board are legal, valid or binding, and Hallmark reserves the right to challenge their validity.

Very truly yours,

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Executive Chairman

EXHIBIT A

TRANSACTIONS IN SECURITIES OF SUAI
DURING THE PAST TWO YEARS

Class of Security	Quantity Purchased	Price Per Share ($)	Date of Purchase
Hallmark Financial Services, Inc.
Common Stock	15,000	5.35	6/30/08
Common Stock	6,000	5.40	6/30/08

American Hallmark Insurance Company of Texas
Common Stock	6300	5.04	2/28/08
Common Stock	10,000	5.04	2/29/08
Common Stock	7,011	4.79	6/03/08
Common Stock	2,500	4.80	6/04/08
Common Stock	100	4.80	6/05/08
Common Stock	150,100	4.85	6/06/08
Common Stock	304,900	4.85	6/09/08
Common Stock	200,000	4.85	6/10/08
Common Stock	291,400	4.92	6/12/08
Common Stock	100	4.90	6/16/08
Common Stock	10,724	4.90	6/18/08
Common Stock	6,500	4.99	6/19/08
Common Stock	318,980	5.04	6/20/08

Hallmark Specialty Insurance Company
Common Stock	70,000	4.85	6/11/08
Common Stock	30,000	5.04	6/20/08

EXHIBIT B

NOMINEE CONSENTS

Robert M. Fishman
2316 Clover Lane
Northfield, IL  60093

January 12, 2009

Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606
Attn:  Scott Goodreau, Corporate Secretary

Dear Mr. Goodreau:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Hallmark Financial Services, Inc. (“Hallmark”) of its intention to nominate the undersigned as a director of Specialty Underwriters’ Alliance, Inc. (“SUAI”) at the 2009 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Hallmark in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of SUAI if elected at the Annual Meeting.

Very truly yours,

/s/ Robert M. Fishman
Robert M. Fishman

C. Gregory Peters
3657 Briarpark Drive
Houston, TX 77042

January 12, 2009

Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606
Attn:  Scott Goodreau, Corporate Secretary

Dear Mr. Goodreau:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Hallmark Financial Services, Inc. (“Hallmark”) of its intention to nominate the undersigned as a director of Specialty Underwriters’ Alliance, Inc. (“SUAI”) at the 2009 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Hallmark in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of SUAI if elected at the Annual Meeting.

Very truly yours,

/s/ C. Gregory Peters
C. Gregory Peters

Mark E. Pape
12050 Meadow Lake
Copper Canyon, TX 76226

January 12, 2009

Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606
Attn:  Scott Goodreau, Corporate Secretary

Dear Mr. Goodreau:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Hallmark Financial Services, Inc. (“Hallmark”) of its intention to nominate the undersigned as a director of Specialty Underwriters’ Alliance, Inc. (“SUAI”) at the 2009 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Hallmark in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of SUAI if elected at the Annual Meeting.

Very truly yours,

/s/ Mark E. Pape
Mark E. Pape